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                                                                    EXHIBIT 21.1

                Red Robin Gourmet Burgers, Inc. (Parent Company)


     1.   Red Robin International, Inc.
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     2.   Red Robin West, Inc.
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     3.   Western Franchise Development, Inc.
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